                              EMPLOYMENT AGREEMENT


                                    BETWEEN


                        CONSOLIDATED NATURAL GAS COMPANY


                                      AND


                                     [NAME]


                                  DATED [DATE]

                              TABLE OF CONTENTS
                              -----------------

                                                                                   Page
                                                                                   ----
  1.    Operation and Term of Agreement; Certain Definitions.......................   2

  2.    Change of Control..........................................................   3

  3.    Employment Period..........................................................   4

  4.    Terms of Employment........................................................   4

        (a)     Position and Duties................................................   4

        (b)     Compensation.......................................................   5
                (i)     Base Salary................................................   5
                (ii)    Annual Bonus...............................................   5
                (iii)   Incentive, Savings and Retirement Plans....................   5
                (iv)    Split Dollar Life Insurance and Supplemental Death
                        Benefit Plans..............................................   6
                (v)     Welfare Benefit Plans......................................   6

        (c)     Additional Rights of the Executive and Obligations
                of the Company.....................................................   7
                (i)     Expenses...................................................   7
                (ii)    Fringe Benefits............................................   7
                (iii)   Office and Support Staff...................................   7
                (iv)    Vacation...................................................   7
                (v)     Indemnification............................................   7

  5.    Termination................................................................   8

        (a)     Death or Disability................................................   8

        (b)     Cause..............................................................   8

        (c)     Good Reason........................................................   8

        (d)     Notice of Termination..............................................   9

        (e)     Date of Termination...............................................   10

  6.    Obligations of the Company upon Termination...............................   10

        (a)     Termination Because of Death......................................   10

        (b)     Termination Because of Disability.................................   11

        (c)     Termination For Cause by the Company or For
                Other than Good Reason by the Executive...........................   11

        (d)     Termination For Good Reason by the Executive

                or For Other Than Cause or Disability by the Company
                or Other Than As a Result of Death................................   11

        (e)     Successor in Interest.............................................   12

  7.    Non-exclusivity of Rights.................................................   13

  8.    Full Settlement...........................................................   13

  9.    Certain Additional Payments by the Company................................   13

 10.    Confidential Information..................................................   16

 11.    Successors................................................................   16

 12.    Miscellaneous.............................................................   16

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT by and between Consolidated Natural Gas Company, a Delaware corporation (the "Company"), and [Name] (the "Executive"), dated as of [Date].

     WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly qualified executives unless a certain degree of security can be offered to such individuals against organizational and personnel changes which frequently follow Changes of Control (as defined below) of a corporation; and

     WHEREAS, even rumors of acquisitions or mergers may cause executives to consider major career changes in an effort to assure financial security for themselves and their families; and

     WHEREAS, the Company desires to assure fair treatment of its key executives in the event of a Change of Control and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Company notwithstanding the outcome of a possible Change of Control transaction; and

     WHEREAS, the Company recognizes that its key executives will be involved in evaluating or negotiating any offers, proposals or other transactions which could result in Changes of Control of the Company and believes that it is in the best interest of the Company and its stockholders for such key executives to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company's stockholders in making these evaluations and carrying on such negotiations; and

     WHEREAS, the Board of Directors (the "Board") of the Company believes it is essential to provide the Executive with compensation arrangements upon a Change of Control which provide the Executive with individual financial security and which are competitive with those of other corporations, and in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW THEREFORE, the parties, for good and valuable consideration and intending to be legally bound, agree as follows:

     1.      OPERATION AND TERM OF AGREEMENT; CERTAIN DEFINITIONS.

             (a) This Agreement shall be effective immediately upon its execution, but neither this Agreement nor any of its provisions shall be operative unless and until there has been a Change of Control of the Company, as such term is defined below. The term of this Agreement shall end on the third anniversary of the date of execution of this Agreement; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give written notice that the term of the Agreement shall not be so extended; and provided, further, that after a Change of Control of the Company during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied.

             (b) The "Effective Date" shall be the first date during the term of this Agreement on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

             (c) "Formula Compensation" means the "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

             (d) A reference herein to a section of the Code or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

             (e) "Present value," for purposes of this Agreement, shall be determined in accordance with Section 280G(d)(4) of the Code as of the date specified for such determination, applying a discount rate, compounded no less frequently than monthly, that is equivalent to the rate specified for such determination.

             (f) A reference herein to a section of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the

     Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

             (g) Subsidiary(ies) means a company 50% or more of the voting securities of which are owned by the Company.

             (h) Employee Benefit Plan means any written plan providing benefits for employees of the Company or any Subsidiary.

     2. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following:

             (a) The acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Subsidiaries, or any Employee Benefit Plan which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

             (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who first becomes a director subsequent to the date hereof whose recommendation, election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

             (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company voting securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Company voting securities; or

             (d) Approval by stockholders of the Company of a complete liquidation or dissolution of the Company or a sale of all or substantially all the assets of the Company.

     3. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in the Company's employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

     4.      TERMS OF EMPLOYMENT.

             (a)     POSITION AND DUTIES.

                     (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 25 miles from such location.

                     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the employment period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.
             The preceding sentence shall in no way be construed as a limitation on the non-business activities listed previously in this paragraph of Section 4(a)(ii). Activities of the Executive consistent with this paragraph shall not permit the Company to terminate the Executive's employment for Cause, as defined below.

             (b)     COMPENSATION.

                     (i) BASE SALARY. During the Employment Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid or payable to the Executive by the Company during the 12-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Company and its Subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Base Salary shall not be reduced after any such increase.

                     (ii) ANNUAL BONUS. In addition to Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (an "Annual Bonus") (either pursuant to the Company's Cash Incentive Bonus Plan, any successor to such plan or otherwise) in cash at least equal to the average annual bonus payable to the Executive from the Company and its Subsidiaries in respect of the two of the last three fiscal years immediately preceding the Effective Date in which the bonuses paid were higher.

                     (iii) INCENTIVE, SAVINGS AND RETIREMENT PLANS. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs in which the Executive was participating prior to the Effective Date and which are applicable to other key executives of the Company and its Subsidiaries (including, without limitation, the Company's Cash Incentive Bonus Deferral Plan and its Thrift Plan), in each case providing benefits which are the economic equivalent to those currently in effect or as subsequently amended prior to the Effective Date. The compensation, benefits and reward opportunities provided to the Executive pursuant to such plans, practices, policies and programs, in the aggregate, shall be at least as favorable as the most favorable of such compensation, benefits and reward opportunities, in the aggregate, provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives of the Company and its Subsidiaries.

             In the event of the termination of the Company's Thrift Plan, or modification of such Plan, having the effect of reducing the Company's monthly contributions for the benefit of the Executive pursuant to such Plan, the Company shall, for the duration of the Employment Period, make monthly contributions to a deferred compensation account maintained on behalf of the Executive in amounts which when added to any contributions made by the Company for the benefit of the Executive under the Thrift Plan shall at least equal the greater of (A) the Company's average monthly contributions to the Executive's account under the Thrift Plan in respect to the fiscal year immediately preceding the Effective Date or (B) the Company's average monthly contribution to the Executive's account under the Thrift Plan during the term of the Agreement. Amounts contributed to an account pursuant to the preceding sentence and the income thereon shall be payable to the Executive either (Y) in the case of an account maintained under a qualified plan, in accordance with the terms of the plan, or (Z) in the case of any other such account, at the termination of the Executive's employment by the Company.

                     (iv) SPLIT DOLLAR LIFE INSURANCE AND SUPPLEMENTAL DEATH BENEFIT PLANS. During the Employment Period, and thereafter in accordance with the terms of the Split Dollar Life Insurance and Supplemental Death Benefit Plans applicable to the Executive, the Executive, his beneficiaries and his estate shall be entitled to the benefit of such plans as in effect on the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to key executives of the Company and its Subsidiaries.

                     (v) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), in each case providing benefits which are the economic equivalent to those currently in effect or as subsequently amended prior to the Effective Date. The benefits provided to the Executive and/or the Executive's family pursuant to such plans, practices, policies and programs in accordance with this Section 4(b)(v) shall at all times be at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives of the Company and its Subsidiaries.

             (c) ADDITIONAL RIGHTS OF THE EXECUTIVE AND OBLIGATIONS OF THE COMPANY.

                     (i) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its Subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives of the Company and its Subsidiaries.

                     (ii) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits, including but not limited to the use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, policies and programs of the Company and its Subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives of the Company and its Subsidiaries.

                     (iii) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its Subsidiaries at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives of the Company and its Subsidiaries.

                     (iv) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, practices, policies and programs of the Company and its Subsidiaries as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives of the Company and its Subsidiaries.

                     (v) INDEMNIFICATION. The Executive shall be entitled during the Employment Period, and thereafter with respect to occurrences during the Employment Period, to the benefit of the indemnification provisions contained in the By-Laws of the Company as in effect on the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter, to the extent permitted by applicable law at the time of the assertion of any liability against the Executive.

     5.      TERMINATION.

             (a) DEATH OR DISABILITY. The Executive's employment under this Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means any physical or mental condition which wholly prevents the Executive from performing the duties of his occupation with the Company for at least 26 weeks after the commencement of such condition and which is determined to be of a permanent duration by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

             (b) CAUSE. During the Employment Period, the Company may only terminate the Executive's employment under Section 5(a) or for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty engaged in by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 4(a)(ii) of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the Executive of a felony.

             (c) GOOD REASON. Notwithstanding anything to the contrary contained herein, during the Employment Period, the Executive's employment may be terminated by the Executive for Good Reason and such termination shall be deemed a constructive discharge of the Executive by the Company. For purposes of this Agreement, "Good Reason" means:

                     (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (included status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a)(i) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                     (ii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                     (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Executive's responsibilities;

                     (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

                     (v) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement; or

                     (vi) any spin-off by the Company of the corporate unit employing the Executive at any time during the Employment Period.

             For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of a Change of Control (other than a Change of Control resulting from stockholder approval of, or consummation of, a reorganization, merger or consolidation involving the Company with respect to which stockholders of the Company receive (or retain) solely voting common stock of the company resulting from the reorganization, merger or consolidation in exchange for their Company common stock) shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

             (d) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
     (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

             (e) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability or by reason of death, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6.      OBLIGATIONS OF THE COMPANY UPON TERMINATION.

             (a) TERMINATION BECAUSE OF DEATH. If the Executive's employment is terminated by reason of the Executive's death, such employment shall terminate without further obligations under this Agreement to the Executive's representatives, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination, (ii) the product of the Annual Bonus paid to the Executive for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, (iii) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company and (iv) all amounts payable to the estate or designated beneficiaries of the Executive under the Thrift Plan, the Split Dollar Life Insurance and Supplemental Death Benefit Plans and any other plans, practices, policies and programs of the Company, and/or all other amounts payable pursuant to Section 4(b)(iii) hereof (such amounts specified in clauses (i), (ii), (iii) and (iv) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination or otherwise in accordance with the Executive's specific elections pursuant to any such plan, practice, policy or program. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its Subsidiaries to surviving families of executives of the Company and such Subsidiaries under such plans, practices, policies or programs relating to family death benefits, if any, in accordance with the most favorable plans, practices, policies and programs of the Company and its Subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death, with respect to other key executives of the Company and its Subsidiaries and their families.

             (b) TERMINATION BECAUSE OF DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability, such employment shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination or otherwise in accordance with the Executive's specific elections pursuant to any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and any of its Subsidiaries to disabled executives and/or their families in accordance with such plans, practices, policies and programs relating to disability, if any, of the Company and its Subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives of the Company and its Subsidiaries and their families.

             (c) TERMINATION FOR CAUSE BY THE COMPANY OR FOR OTHER THAN GOOD REASON BY THE EXECUTIVE. If the Executive's employment shall be terminated for Cause, or if the Executive terminates his employment other than for Good Reason, the Executive's employment under this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination or otherwise in accordance with the Executive's specific elections pursuant to any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations.

             (d) TERMINATION FOR GOOD REASON BY THE EXECUTIVE OR FOR OTHER THAN CAUSE OR DISABILITY BY THE COMPANY OR OTHER THAN AS A RESULT OF DEATH. If, during the Employment Period, the Executive's employment shall be terminated by the Company other than for Cause or Disability or other than as a result of the Executive's death or if the Executive shall terminate his employment for Good Reason, the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination (or otherwise in accordance with the Executive's specific elections pursuant to any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations) the aggregate of the following amounts and shall make the following transfers:

                     (i) The Executive's full Base Salary and vacation pay accrued (for vacation not taken) through the Date of Termination at the rate in effect at the time of the Notice of Termination plus accrued incentive compensation under the Company's Cash Incentive Bonus Plan through the Date of Termination at the same percentage rate (i.e., percentage of the Executive's previous year-end salary) applicable to the calendar year immediately prior to the Date of Termination, plus all other amounts to which the Executive is entitled under any compensation plan, practice, policy or program of the Company in effect at the time such payments are due; and

                     (ii) In the event any compensation has been previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company; and

                     (iii) Transfer the Company's entire right, title and interest in and to split dollar life insurance and supplemental death benefit policies pertaining to the Executive maintained under the Company's Split Dollar Life Insurance and Supplemental Death Benefit Plans for employees on the executive payroll of the Company; and

                     (iv) A lump sum severance payment in an amount the present value of which is equal to [Amount] times the Executive's Formula Compensation, as defined in Section 1(c) above.

             (e) SUCCESSOR IN INTEREST. The Executive may designate a Successor (or Successors) in Interest to receive any and all amounts due the Executive in accordance with this Agreement should the Executive be deceased at any time of payment. Such designation of Successor(s) in Interest shall be made in writing and signed by the Executive, and delivered to the Company pursuant to Section 12(b) hereof. Any such designation may be made to any legal person, persons, trust or the Executive's estate as he shall determine in his sole discretion. In the event any designation shall be incomplete, or in the event the Executive shall fail to designate a Successor in Interest, his estate shall be deemed to be his Successor in Interest to receive such portion of all of the payments due hereunder. The Executive may amend, change or revoke any such designation at any time and from time to time, in the same manner. This
     Section 6(e) shall not supersede any designation of beneficiary or Successor in Interest made by the Executive, or separately covered, under any other plan, practice, policy or program of the Company.

     7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs provided by the Company or any of its Subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its Subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, practice, policy or program of the Company or any of its Subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, practice, policy or program.

     8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to Sections 6 or 9 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations hereunder, in his sole discretion.

     9.      CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

             (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution made, or benefit provided, by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.

             (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including determination of whether a Gross-Up Payment is required and of the amount of any such Gross-Up Payment, shall be made by Price Waterhouse (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or such earlier time as is requested by the Company, provided that any determination that an Excise Tax is payable by the Executive shall be made on the basis of substantial authority. The initial Gross-Up Payment, if any, as determined pursuant to this Section 9(b), shall be paid to the Executive within five business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that he has substantial authority not to report any Excise Tax on his Federal income tax return. Any determination by the Accounting Firm meeting the requirements of this

     Section 9(b) shall be binding upon the Company and the Executive; subject only to payments pursuant to the following sentence based on a determination that additional Gross-Up Payments should have been made, consistent with the calculations required to be made hereunder (the amount of such additional payments are referred to herein as the "Gross-Up Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-Up Underpayment that has occurred and any such Gross-Up Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The fees and disbursements of the Accounting Firm shall be paid by the Company.

             (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten business days after the Executive receives written notice of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, the Employee shall:

                     (i) give the Company any information reasonably requested by the Company relating to such claim,

                     (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                     (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                     (iv) permit the Company to participate in any proceedings relating to such claim;

     provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

             (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then any obligation of the Executive to repay such advance shall be forgiven and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     10. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Subsidiaries and which shall not be or become public knowledge (other than by acts of the Executive or his representatives in violation of this Agreement). After the Date of Termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     11.     SUCCESSORS.

             (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives or Successor(s) in Interest.

             (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

             (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     12.     MISCELLANEOUS.

             (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

             (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Executive:
             -------------------
             To the address on record
             at the employing company

             If to the Company:
             -----------------
             Consolidated Natural Gas Company
             CNG Tower
             Pittsburgh, PA  15222-3199

             Attention: Senior Vice President and General Counsel or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

             (c) Whenever reference is made herein to any specific plan or program of the Company, to the extent that the Executive is not a participant therein or has no benefit accrued thereunder, whether vested or contingent, as of the Effective Date, then such reference herein shall be null and void and of no effect, and the Executive shall acquire no additional benefit as a result of such reference.

             (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

             (f) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

             (g) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof but does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Executive is a participant or under which Executive is a beneficiary.

             (h) The Executive and the Company acknowledge that the employment of the Executive by the Company prior to the Effective Date is "at will," and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time. Upon a termination of the Executive's employment or upon the Executive's ceasing to be an officer of the Company, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed as of the day and year first above written.


                                        --------------------------------------
                                        [Name]

                                        Executive


                                        CONSOLIDATED NATURAL GAS COMPANY


                                        By:
                                           ----------------------------------
                                           G. A. Davidson, Jr.
                                           Chairman and CEO


Attest:



------------------------------
L. J. McKeown
Secretary